UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported)  July 24, 1997


                             AMC ENTERTAINMENT INC.
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE         01-8747           43-1304369
(State or  Other Jurisdiction             (Commission   (IRS Employer
       of Incorporation)File Number   Identification No.)





106 W. 14TH  STREET, KANSAS CITY, MO      64105-1977
(Address of Principal Executive Offices)  (Zip Code)


Registrant's telephone number, including area code      (816) 221-4000
ITEM 5.  Other Events

     The Company and Planet Hollywood International, Inc. ("Planet Hollywood") have issued a joint press release dated July 24, 1997 respecting a joint venture for the development of entertainment and entertainment-related properties surrounding AMC-operated megaplex theatres and Planet Hollywood-operated theme restaurants.


ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

     (c)  Exhibits

          99.1 News Release dated July 24, 1997 released by the Company and Planet Hollywood.





                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1994, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMC ENTERTAINMENT INC.



Date:   August 8, 1997        By: /s/ Richard L. Obert
                                    Richard L. Obert
                                    Senior Vice President and
                                    Chief Accounting and
                                    Information Officer

   PLANET HOLLYWOOD AND AMC ENTERTAINMENT FORM 50/50 JOINT VENTURE TO DEVELOP
                             "PLANET MOVIES BY AMC"
         Exciting New Concept Will Combine Moviegoing, Dining and Retail

ORLANDO, Fl. and KANSAS CITY, Mo. (July 24, 1997) - Planet Hollywood International, Inc. (Nasdaq:PHII) and AMC Entertainment Inc. (Amex:AEN) today announced the formation of a joint venture to develop, own and operate a unique, integrated moviegoing, dining and retail concept worldwide.

The new complexes, which will be branded "Planet Movies by AMC", will create a new out-of-home entertainment experience combining AMC's industry-leading megaplex with Planet Hollywood-theming, as well as additional exciting dining, retail and entertainment opportunities. The new concept creates, through one location, diverse choices of exciting out-of-home entertainment.

The movie-themed experience will begin the moment a guest arrives and will extend through the entire visit. In addition to the latest in sight and sound technology and comfort and convenience amenities, the theatre component is anticipated to feature traditional and alternative concession fare, movie memorabilia, and unique theming that combines the world of movies and movie celebrities with characteristics of the Planet Hollywood and AMC brands. The restaurant and retail component is projected to include two themed sit-down restaurants including Planet Hollywoods's restaurant concepts, and additional movie and entertainment-based retailers.

The joint venture combines two of the world's premier brands to capitalize on global fascination with movies and movie celebrities and the growing consumer appetite for quality leisure-time activities. The partnership will leverage the operating strengths of both companies through synergistic businesses, marketing and promotions.

Keith Barish, chairman of Planet Hollywood commented, "The Planet Hollywood strategy of on-going celebrity involvement together with the synergies of co-branded locations will enhance the entertainment experience. The venture has enormous potential, and we are excited to work with AMC Entertainment."

"We believe this exciting new concept will offer consumers the next evolution in location-based entertainment, allowing the venture to secure premier sites worldwide," stated Stan Durwood, chairman and chief executive officer of AMC Entertainment. "By combining with the immense talents and resources of Planet Hollywood, we are creating a totally new leisure-time experience."

The venture plans to open complexes worldwide with the objective of having icon locations in major metropolitan and other select areas. To initiate the venture, seven existing AMC megaplex theatres with more than 150 screens will be re-branded under a license arrangement to incorporate certain elements of the new concept. The initial seven re-branded locations will include markets such as Orlando, Florida. The AMC Pleasure Island 24 megaplex in Orlando is situated directly across from Planet Hollywood's most successful restaurant and retail unit and adjacent to Disney's Pleasure Island.

The venture will own and operate all subsequent units including 8 to 10 complexes with 200 to 250 screens over the next 18 to 24 months. Over the longer term, the venture anticipates rolling out units at the rate of 5 to 10 per year.

Planet Hollywood is a creator and worldwide developer of consumer brands that capitalize on the universal appeal of movies, sports and other entertainment-based themes.

AMC Entertainment is a worldwide leader in motion picture exhibition with 2,045 screens in 230 theatres in 23 states, District of Columbia, Portugal and Japan.

Certain statements contained herein are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the joint venture and its partners actual results in future periods or plans for future periods to differ materially from what is currently anticipated. Those risks include, among others, risks associated with the timing of and costs associated with new location openings, availability of sites and general competitive factors and a change in retailer, landlord or consumer acceptance of the joint venture and its partners products and services.